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                         EXHIBIT 24.1 POWER OF ATTORNEY

POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gordon L. Ellis his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Report on Form 10-K, and to file same, with exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE                            TITLE                                    DATE

     /s/ Gordon L. Ellis             Chairman of the Board of Directors       June 28, 1999
---------------------------------
Gordon L. Ellis

     /s/ E. Laughlin Flanagan        CEO & President, Director                June 28, 1999
---------------------------------
E. Laughlin Flanagan

     /s/ William A. Maligie          CEO & President AMT USA, Director        June 28, 1999
---------------------------------
William A. Maligie

    /s/ Stephen H. Silbernagel       Director                                 June 28, 1999
---------------------------------
Stephen H. Silbernagel

     /s/ John J. Sutherland          Director                                 June 28, 1999
---------------------------------
John J. Sutherland

     /s/ Darryl F. Jones             Director, Secretary/ Treasurer           June 28, 1999
---------------------------------
Darryl F. Jones

     /s/ Gerald A. Habib             Director                                 June 28, 1999
---------------------------------
 Gerald A. Habib